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                                                                  EXHIBIT 2.3

                                    EXHIBIT A

                                VOTING AGREEMENT

            VOTING AGREEMENT (this "Agreement"), dated as of June __, 2000, by and among [PARENT], a Delaware corporation ("Parent"), [SUB], a Delaware corporation and wholly owned subsidiary of Parent (the "Sub"), and [STOCKHOLDER] ("Stockholder").

                             WITNESSETH:

            WHEREAS, immediately prior to the execution of this Agreement, Parent, Sub and [COMPANY], a Michigan corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge Sub with and into the Company (the "Merger"); and

            WHEREAS, as of the date hereof, Stockholder is the record and
Beneficial Owner (as defined hereinafter) of           Existing Shares (as
defined hereinafter) of the common stock, no par value, of the Company (the "Company Common Stock"); and

            WHEREAS, as inducement and a condition to entering into the Merger Agreement, Parent has required Stockholder to agree, and Stockholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

            Section 1. Certain Definitions. In addition to the terms defined elsewhere herein, capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities means having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person include securities Beneficially Owned by all other persons with whom such person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to the securities of the same issuer.

            (b) "Existing Shares" means shares of the Company Common Stock Beneficially Owned by Stockholder as of the date hereof.

            (c) "Securities" means the Existing Shares together with any shares of the Company Common Stock or other securities of the Company acquired by Stockholder in any capacity after the date hereof and prior to the termination of this Agreement whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution,





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split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise.

            Section 2. Representations And Warranties of Stockholder. Stockholder represents and warrants to Parent and Sub as follows:

            (a) Ownership of Shares. Stockholder is the sole record and Beneficial Owner of (i) the Existing Shares, (ii) Company Options to purchase [ ] shares of Company Common Stock ("Stockholder Options") and (iii) Company Warrants to purchase [ ] shares of Company Common Stock ("Stockholder Warrants"). On the date hereof, the Existing Shares constitute all of the shares of the Company Common Stock owned of record or Beneficially Owned by Stockholder. There are no outstanding options or other rights to acquire from Stockholder or obligations of Stockholder to sell or to acquire, any shares of the Company Common Stock. Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 5 through 9 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

            (b) Power; Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (c) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority ("Governmental Entity") is necessary for the execution of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby, none of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any organizational documents applicable to Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Stockholder is a party or by which Stockholder or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Stockholder or any of Stockholder's properties or assets, except in the


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case of clauses (ii) and (iii) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Stockholder or the Company to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

            (d) No Encumbrance. Except as permitted by this Agreement, the Existing Shares are now and, at all times during the term hereof, and the Securities will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of all mortgages, claims, charges, liens, security interests, pledges or options, proxies, voting trusts or agreements, understandings or arrangements or any other rights whatsoever ("Encumbrances"), except for any such Encumbrances arising hereunder.

            (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

            (f) Reliance by Parent. Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon Stockholder's execution and delivery of this Agreement.

            Section 3. Representations And Warranties of Parent And Sub. Each of Parent and Sub hereby, jointly and severally, represents and warrants to Stockholder as follows:

            (a) Power; Binding Agreement. Parent and Sub each has the corporate power and authority to enter into and perform all of its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Sub and constitutes a valid and binding agreement of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (b) No Conflicts. Except as contemplated by the Merger Agreement, no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby, and none of the execution and delivery of this Agreement by each of Parent and Sub, the consummation by each of Parent and Sub of the transactions contemplated hereby or compliance by each of Parent and Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the respective certificates of incorporation or by-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default

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(or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, except in the case of clauses
(ii), (iii) and (iv) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, or where such violations, breaches or defaults would not, individually or in the aggregate, materially impair the ability of Parent or Sub to consummate the transactions contemplated by the Merger Agreement, this Agreement or by the other Ancillary Agreements.

            Section 4. Disclosure. Stockholder hereby agrees to permit Parent to publish and disclose in the Registration Statement and the Proxy Statement/ Prospectus (including all documents and schedules filed with the Securities and Exchange Commission), and any press release or other disclosure document which Parent, in its sole discretion determines to be necessary or desirable in connection with the Merger and any transactions related thereto, Stockholder's identity and ownership of the Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

            Section 5. Transfer And Other Restrictions. Prior to the termination of this Agreement, Stockholder agrees not to, directly or indirectly:

                  (i) except pursuant to the terms of the Merger Agreement,
            offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of any or all of the Securities or any interest therein except as provided in Section 6 hereof;

                  (ii) grant any proxy, power of attorney, deposit any of the
            Securities into a voting trust or enter into a voting agreement or arrangement with respect to the Securities except as provided in this Agreement; or

                  (iii) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement.

            Section 6. Voting of the Company Common Stock. Stockholder hereby agrees that, during the period commencing on the date hereof and continuing until the first to occur of (a) the Effective Time or (b) termination of this Agreement in accordance with its terms, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of the Company Common Stock, however called, or in connection with any written consent of the holders of the Company Common Stock, Stockholder will appear at the meeting or otherwise cause the



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Securities to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented) the Securities:

                        (A) in favor of the adoption of the Merger Agreement and
            the approval of other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof;

                        (B) against any action or agreement that would result in
            a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and

            Stockholder may not enter into any agreement or understanding with any person the effect of which would be inconsistent with or violative of any provision contained in this Section 6.

            Section 7.  Proxy.

            (a) Stockholder hereby irrevocably grants to, and appoints, Parent and Bernard J. Cassidy, Joseph C. Consul, or any of them in their respective capacities as officers of Parent and any individual who shall hereafter succeed to any such office of Parent and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in connection with any meeting of the stockholders of the Company, as specified in Section 6 hereof.

            (b) Stockholder represents that any other proxies heretofore given in respect of the Existing Shares are not irrevocable, and that such proxies are hereby revoked.

            (c) Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Stockholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked under any circumstances. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 422 of the Michigan Business Corporation Act.

            Section 8. Lock-Up. As a further inducement to Parent to enter into the Merger Agreement, the Stockholder hereby agrees that until 90 days after the Closing Date (as defined in the Merger Agreement), the Stockholder will not offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment


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or other disposition of any or all of the Parent Common Stock, or securities convertible into or exchangeable or exercisable for any shares of Parent Common Stock, Beneficially Owned or controlled by such Stockholder as of the date hereof or at any time hereafter, in cash or otherwise, without, in each case, the prior written consent of Parent; provided, that the foregoing prohibitions will not apply to shares sold for the express purpose of covering the exercise price of Stockholder Options. In furtherance of the foregoing, Parent and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of such securities if such transfer would constitute a violation or breach of this Agreement.

            Section 9.  Stop Transfer; Legend.

            (a) Stockholder agrees with, and covenants to, Parent that Stockholder will not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Securities, unless such transfer is made in compliance with this Agreement.

            (b) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of share or the like other than pursuant to the Merger, the term "Existing Shares" will be deemed to refer to and include the shares of the Company Common Stock as well as all such stock dividends and distributions and any shares into which or for which any or all of the Securities may be changed or exchanged and appropriate adjustments shall be made to the terms and provisions of this Agreement.

            (c) Stockholder will promptly after the date hereof surrender to the Company all certificates representing the Securities, the Company will place the following legend on such certificates in addition to any other legend required thereof:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO AND OTHER PROVISIONS OF A VOTING
      AGREEMENT, DATED AS OF JUNE   , 2000, BY AND AMONG [PARENT], [SUB] AND
      [STOCKHOLDER]."

            Section 10. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Each party shall promptly consult with the other and provide any necessary information and material with respect to all filings made by such party with any Governmental Entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

            Section 11. Termination. This Agreement shall terminate on the earliest of (a) termination of the Merger Agreement pursuant to Section 7.1(a),
(b) or (c) thereof, (b) six months following the termination of the



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Merger Agreement pursuant to Section 7.1(d) or (e) thereof, (c) the agreement of the parties hereto to terminate this Agreement, or (d) the consummation of the Merger.

            Section 12.  Miscellaneous.

            (a) Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

            (b) Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement shall be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

            (c) Amendment and Modification. This Agreement may not be amended, altered, supplemented or otherwise modified or terminated except upon the execution and delivery of a written agreement executed by the parties hereto.

            (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as FedEx, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      If to Parent or Sub, to:

                  [to come]
                  Attention:
                  Telephone No.:
                  Facsimile No.:

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  525 University Avenue - Suite 220
                  Palo Alto, California  94301
                  Telephone: (650) 470-4500
                  Telecopy No.: (650) 470-4570
                  Attention: Gregory C. Smith

      If to Stockholder, to:

                  ------------------------------
                  ------------------------------
                  ------------------------------

            with a copy to:

                  ------------------------------
                  ------------------------------
                  ------------------------------



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            (e) Severability. Any term or provision of this Agreement which is held to be invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

            (f) Specific Performance. Each of the parties hereto recognizes and acknowledges a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money, damages, and therefore in the event of any such breach the aggrieved party shall be entitled to the remedy of specified performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, will not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (h) No Third Party Beneficiaries. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

            (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof, except in such cases as the laws of the State of Michigan are mandatorily applicable.

            (j) Descriptive Heading. The descriptive headings used herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

            (k) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

            (l) Further Assurances. From time to time, at any other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.



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            (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, Parent, Sub and Stockholder have caused this Agreement to be duly executed as of the day and year first written above.


                                     [PARENT]



                                     By:
                                        --------------------------
                                        Name:
                                        Title:

                                     [SUB]



                                     By:
                                        --------------------------
                                        Name:
                                        Title:




                                     By:
                                        --------------------------
                                            [Stockholder]*

---------------------
* In the event this agreement covers shares held jointly or held individually by related parties who will sign this together, each joint or related party shall sign.